Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Second Quarter 2023 Results

Continued Execution Drives Solid Results

WEST ORANGE, NJ, Wednesday, July 26, 2023 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the second quarter of 2023.

Second Quarter 2023 Highlights

•

Net sales of $168.8 million compared to $170.6 million in Q2-22. Non-GAAP adjusted net sales (which exclude raw material expedite fee invoicing) were $163.1 million in Q2-23, up from $161.4 million in Q2-22

•	Gross profit margin of 32.9%, up from 26.6% in Q2-22
•	Net earnings of $27.8 million versus $17.0 million in Q2-22
•	Adjusted EBITDA of $28.6 million (17.0% of sales), up from $19.1 million (11.2% of sales) in Q2-22
•	Voluntary paydown of $40.0 million of debt
•	Divestment of non-core Czech business and closed sale of former headquarters building in Jersey City, New Jersey, resulting in gains of $1.1 million and $3.7 million, respectively

“This marks the seventh consecutive quarter of year-over-year gross margin improvement, driven by volume growth in key end markets and global discipline on pricing and costs. Excluding the impact of raw material expedite fees, overall sales were slightly higher in Q2-23 as compared to Q2-22. Our focus on margin expansion across the business, product and end market diversity, and capturing opportunistic growth have continued to translate into improved financial performance. We are very pleased to have achieved these results in an otherwise challenging macroeconomic environment,” said Daniel Bernstein, President and CEO.

"Within our Connectivity Solutions segment, commercial aerospace sales grew by 102% over Q2-22 to $15.9 million, a new record high for this end market. Sales into our defense end market were also strong in Q2-23 at $11.7 million, up 22% from Q2-22. Similar to Q1-23, gross margins for this segment benefited from increased volumes, better SKU management and cost savings from strategic initiatives implemented starting in 2022. We expect commercial aerospace and defense to be the primary growth drivers for this segment through the balance of the year.

"Our Power group achieved record sales this quarter of $87.1 million, largely driven by continued easing of the supply chain, allowing us to ship more product. The largest increase in revenue was seen in our front-end power products, which increased by $16.1 million in Q2-23 versus Q2-22. Additionally, eMobility power product sales continued its trend of sequential growth, reaching $8.5 million in Q2-23, an increase of 71% over Q2-22.

"Our Magnetics segment continued to be affected by our networking end customers as they work through their remaining surplus of inventory in the channel. We believe this segment is showing some early signs of rebounding as we move into Q3. As previously announced, this segment is in the process of a facility consolidation initiative in China and this project remains on schedule, targeted for completion by the end of 2023. This is the largest of four facility consolidations started in 2022, and we anticipate collective annualized cost savings of approximately $5 million to fully take effect by the first quarter of 2024,” concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added "In addition to delivering solid performance during the quarter, we completed several initiatives including divesting our Czech operations, selling our former headquarters building, conducting an executive offsite, and progressing with various plant consolidations. Looking ahead to the third quarter of 2023, we expect to see yet another shift in product mix on the horizon, anticipating a slight rebound in Magnetics taking hold while our Power segment will likely normalize a bit now that many past-due orders have been shipped. Based on information available as of today, our current estimate for the third quarter is GAAP net sales in the range of $157-$165 million. We anticipate gross profit margins to largely hold at second quarter 2023 levels. We believe we are well positioned from both a technological and customer relationship perspective to capture organic growth from the secular tailwinds that are expected to benefit our industry in the near and mid-term," concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude restructuring charges, gains on sales of business and property, and certain litigation costs. Non-GAAP adjusted net sales exclude expedite fee invoicing. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, July 27, 2023 to discuss these results.  To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13739830 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries.  Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the third quarter of 2023, our statements regarding our expectations for 2023, and our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends in sales, supply, demand, orders and bookings, growth, costs and anticipated cost savings, margin, products and product mix, and end markets, and statements regarding the Company's positioning, its strategies, goals, focuses and initiatives, and the expected timing and potential benefits thereof, and statements regarding our expectations and beliefs regarding trends in the Company's industry and the macroeconomic environment generally. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP adjusted net sales, Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our Non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales	$168,777	$170,572	$341,121	$307,290
Cost of sales	113,240	125,120	231,920	227,879
Gross profit	55,537	45,452	109,201	79,411
As a % of net sales	32.9%	26.6%	32.0%	25.8%

Research and development costs	6,006	4,661	11,229	9,505
Selling, general and administrative expenses	25,135	23,965	50,432	44,992
As a % of net sales	14.9%	14.0%	14.8%	14.6%
Restructuring charges	709	31	4,215	31
Gain on sale of property	(3,672)	-	(3,672)	-

Income from operations	27,359	16,795	46,997	24,883
As a % of net sales	16.2%	9.8%	13.8%	8.1%

Gain on sale of business	1,115	-	1,115	-
Interest expense	(908)	(779)	(1,890)	(1,467)
Other expense, net	(270)	(1,724)	(190)	(2,496)
Earnings before income taxes	27,296	14,292	46,032	20,920

(Benefit from) provision for income taxes	(479)	(2,746)	3,685	(1,182)
Effective tax rate	-1.8%	-19.2%	8.0%	-5.7%
Net earnings	$27,775	$17,038	$42,347	$22,102
As a % of net sales	16.5%	10.0%	12.4%	7.2%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,142	2,144	2,142	2,145
Class B common shares - basic and diluted	10,634	10,362	10,636	10,368

Net earnings per common share:
Class A common shares - basic and diluted	$2.08	$1.30	$3.17	$1.68
Class B common shares - basic and diluted	$2.19	$1.37	$3.34	$1.78

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$65,053	$70,266
Accounts receivable, net	106,913	107,274
Inventories	157,265	172,465
Other current assets	25,023	31,403
Total current assets	354,254	381,408
Property, plant and equipment, net	38,446	36,833
Right-of-use assets	22,771	21,551
Related-party note receivable	1,958	-
Equity method investment	11,009	-
Goodwill and other intangible assets, net	77,918	79,210
Other assets	46,063	41,464
Total assets	$552,419	$560,466

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$51,754	$64,589
Operating lease liability, current	6,181	5,870
Other current liabilities	68,939	65,845
Total current liabilities	126,874	136,304
Long-term debt	60,000	95,000
Operating lease liability, long-term	16,623	15,742
Other liabilities	44,432	51,074
Total liabilities	247,929	298,120
Stockholders' equity	304,490	262,346
Total liabilities and stockholders' equity	$552,419	$560,466

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended
	June 30,
	2023	2022

Cash flows from operating activities:
Net earnings	$42,347	$22,102
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,571	8,316
Stock-based compensation	1,851	1,087
Amortization of deferred financing costs	33	34
Deferred income taxes	(3,128)	(2,965)
Net unrealized losses (gains) on foreign currency revaluation	505	(373)
Gain on sale of property	(3,672)	-
Gain on sale of business	(1,115)	-
Other, net	(1,124)	90
Changes in operating assets and liabilities:
Accounts receivable, net	(236)	(12,704)
Unbilled receivables	5,018	4,998
Inventories	13,473	(25,284)
Accounts payable	(11,544)	6,323
Accrued expenses	2,448	4,421
Other operating assets/liabilities, net	(10,771)	5,101
Net cash provided by operating activities	40,656	11,146

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,081)	(3,546)
Payment for equity method investment	(9,975)	-
Proceeds from sale of property, plant and equipment	5,239	87
Proceeds from sale of business	5,198	-
Net cash used in investing activities	(6,619)	(3,459)

Cash flows from financing activities:
Dividends paid to common stockholders	(1,658)	(1,646)
Repayments under revolving credit line	(40,000)	-
Borrowings under revolving credit line	5,000	-
Purchase of treasury stock	-	(349)
Net cash used in financing activities	(36,658)	(1,995)

Effect of exchange rate changes on cash and cash equivalents	(2,592)	(1,618)

Net (decrease) increase in cash and cash equivalents	(5,213)	4,074
Cash and cash equivalents - beginning of period	70,266	61,756
Cash and cash equivalents - end of period	$65,053	$65,830

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$10,358	$4,614
Interest payments	$2,762	$1,105
ROU assets obtained in exchange for lease obligations	$5,172	$5,734

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Product Group Highlights
(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q2-23	Q2-22	% Change	Q2-23	Q2-22	Basis Point Change
Power Solutions and Protection	$87,091	$71,026	22.6%	35.7%	28.2%	750
Magnetic Solutions	26,843	53,450	-49.8%	24.6%	28.2%	(360)
Connectivity Solutions	54,843	46,096	19.0%	37.4%	27.6%	980
Total	$168,777	$170,572	-1.1%	32.9%	26.6%	630

	Sales			Gross Margin
	YTD June 2023	YTD June 2022	% Change	YTD June 2023	YTD June 2022	Basis Point Change
Power Solutions and Protection	$170,272	$129,816	31.2%	35.7%	27.7%	800
Magnetic Solutions	62,610	87,665	-28.6%	23.6%	25.1%	(150)
Connectivity Solutions	108,239	89,809	20.5%	35.9%	27.1%	880
Total	$341,121	$307,290	11.0%	32.0%	25.8%	620

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

GAAP Net earnings	$27,775	$17,038	$42,347	$22,102
Interest expense	908	779	1,890	1,467
(Benefit from) provision for income taxes	(479)	(2,746)	3,685	(1,182)
Depreciation and amortization	3,335	4,015	6,571	8,316
EBITDA	$31,539	$19,086	$54,493	$30,703
% of net sales	18.7%	11.2%	16.0%	10.0%

Unusual or special items:
Restructuring charges	709	31	4,215	31
Gain on sale of property	(3,672)	-	(3,672)	-
Gain on sale of Czech Republic business	(1,115)	-	(1,115)	-
MPS litigation costs	1,160	-	2,771	-

Adjusted EBITDA	$28,621	$19,117	$56,692	$30,734
% of net sales	17.0%	11.2%	16.6%	10.0%

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended June 30, 2023					Three Months Ended June 30, 2022
Reconciling Items	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$27,296	$(479)	$27,775	$2.08	$2.19	$14,292	$(2,746)	$17,038	$1.30	$1.37
Restructuring charges	709	118	591	0.04	0.05	31	4	27	-	-
Gain on sale of property	(3,672)	(734)	(2,938)	(0.22)	(0.23)	-	-	-	-	-
Gain on sale of Czech Republic business	(1,115)	(56)	(1,059)	(0.08)	(0.08)	-	-	-	-	-
MPS litigation costs	1,160	267	893	0.07	0.07	-	-	-	-	-
Non-GAAP measures	$24,378	$(884)	$25,262	$1.89	$1.99	$14,323	$(2,742)	$17,065	$1.30	$1.38

	Six Months Ended June 30, 2023					Six Months Ended June 30, 2022
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$46,032	$3,685	$42,347	$3.17	$3.34	$20,920	$(1,182)	$22,102	$1.68	$1.78
Restructuring charges	4,215	600	3,615	0.27	0.29	31	4	27	-	-
Gain on sale of property	(3,672)	(734)	(2,938)	(0.22)	(0.23)	-	-	-	-	-
Gain on sale of Czech Republic business	(1,115)	(56)	(1,059)	(0.08)	(0.08)	-	-	-	-	-
MPS litigation costs	2,771	637	2,134	0.16	0.17	-	-	-	-	-
Non-GAAP measures	$48,231	$4,132	$44,099	$3.30	$3.48	$20,951	$(1,178)	$22,129	$1.68	$1.79

(1) The supplementary information included in this press release for 2023 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.